Exhibit 99

Form 4 Joint Filers’ Information

Name: Andreeff Equity Advisors, L.L.C.
Address: 140 E. St. Lucia Lane, Santa Rosa Beach, FL 32459
Designated Filer: Dane Andreeff
Issuer & Ticker Symbol: Geokinetics Inc. (GOK)
Date of Event Requiring Statement: July 7, 2009

Signature: /s/ Dane Andreeff

          By: Dane Andreeff, Managing Member